August 2, 2007

Mr. Christopher J. Floyd
Secretary of the Board of Directors
Innovative Software Technologies, Inc.
911 Ranch Road 620 North
Suite 204
Austin, TX 78734

Dear C. J.:

I hereby resign as Chairman and as director of the Board of Directors of Innovative Software Technologies, Inc. effective today, August 2, 2007.

Sincerely,

Traver Gruen-Kennedy